Exhibit 8

ELLOMAY CAPITAL LTD.

List of Subsidiaries as of December 31, 2025

Name of Subsidiary	Percentage of Ownership	Jurisdiction of Incorporation
Ellomay Clean Energy Ltd.	100%	Israel
Ellomay Clean Energy LP	100%	Israel
Ellomay Luxembourg Holdings S.àr.l.	100%	Luxembourg
Ellomay Spain S.L.	100%[1]	Spain
Rodríguez I Parque Solar, S.L	100%[1]	Spain
Rodríguez II Parque Solar, S.L.	100%[1]	Spain
Seguisolar S.L.	100%[1]	Spain
Talasol Solar S.L.U.	51%[1]	Spain
Ellomay Solar S.L.	100%[1]	Spain
Ellomay Solar Spain Two S.L.	100%[1]	Spain
Ellomay Solar Spain Three S.L.	100%[1]	Spain
Ellomay Water Plants Holdings (2014) Ltd.	100%	Israel
Ellomay Manara (2014) Ltd.	100%[2]	Israel
Ellomay Pumped Storage (2014) Ltd.	83.33%[2]	Israel
Groen Gas Goor B.V.	100%[1]	The Netherlands
Groen Gas Oude-Tonge B.V.	100%[1]	The Netherlands
Groen Gas Gelderland B.V.	100%[1]	The Netherlands
Ellomay Development Italy S.r.l	100%[1]	Italy
Ellomay PV Management Italy 1 Ltd.	100%	Israel
Ellomay Italy PV LP	51%	Israel
Ellomay Clal Italian PV Holdings S.àr.l.	51%[3]	Luxembourg
Ellomay Solar Italy One S.r.l	51%[3]	Italy
Ellomay Solar Italy Two S.r.l	51%[3]	Italy

Name of Subsidiary	Percentage of Ownership	Jurisdiction of Incorporation
Ellomay Solar Italy Three S.r.l	100%[1]	Italy
Ellomay Solar Italy Four S.r.l	100%[1]	Italy
Ellomay Solar Italy Five S.r.l	51%[3]	Italy
Ellomay Solar Italy Six S.r.l	100%[1]	Italy
Ellomay Solar Italy Seven S.r.l	51%[3]	Italy
Ellomay Solar Italy Eight S.r.l	100%[1]	Italy
Ellomay Solar Italy Nine S.r.l	51%[3]	Italy
Ellomay Solar Italy Ten S.r.l	51%[3]	Italy
Ellomay Solar Italy Eleven S.r.l	100%[1]	Italy
Ellomay Solar Italy Twelve S.r.l	100%[1]	Italy
Ellomay Solar Italy Thirteen S.r.l	100%[1]	Italy
Ellomay Solar Italy Fourteen S.r.l	100%[1]	Italy
Ellomay Solar Italy Fifteen S.r.l	51%[3]	Italy
Ellomay Solar Italy Sixteen S.r.l	100%[1]	Italy
Ellomay Solar Italy Seventeen S.r.l	100%[1]	Italy
Ellomay Solar Italy Eighteen S.r.l	100%[1]	Italy
Ellomay Solar Italy Nineteen S.r.l	100%[1]	Italy
Ellomay USA GP, LLC	100%	Delaware, USA
Ellomay USA, LP	100%[4]	Delaware, USA
Ellomay USA, Inc.	100%[5]	Delaware, USA
Ellomay Solar Projects GP, LLC	100%[6]	Delaware, USA
Ellomay Texas Solar Projects, LP	100%[6]	Delaware, USA
Fairfield Solar Holdings LLC	100%[7]	Delaware, USA
Fairfield Solar Project LLC	100%[8]	Delaware, USA
Malakoff Solar Holdings LLC	100%[7]	Delaware, USA
Malakoff Solar I LLC	100%[9]	Delaware, USA
Malakoff Solar II LLC	100%[9]	Delaware, USA
Talco Solar Holdings LLC	100%[7]	Delaware, USA
Talco Solar LLC	100%[10]	Delaware, USA

Name of Subsidiary	Percentage of Ownership	Jurisdiction of Incorporation
Mexia Solar Holdings LLC	100%[7]	Delaware, USA
Mexia Solar I LLC	100%[11]	Delaware, USA
Mexia Solar II LLC	100%[11]	Delaware, USA
Hilsboro Solar I LLC	100%[7]	Delaware, USA
Hilsboro Solar II LLC	100%[7]	Delaware, USA

1.	Held by Ellomay Luxembourg Holdings S.àr.l.

2.	75% is held by Ellomay Water Plants Holdings (2014) Ltd. and 25% is held by Sheva Mizrakot Ltd., in which Ellomay Water Plants Holdings (2014) Ltd. holds 33.333%.

3.	Through Ellomay Italy PV LP.

4.	Directly and through Ellomay USA GP, LLC.

5.	Through Ellomay USA, LP.

6.	Through Ellomay USA Inc.

7.	Through Ellomay Texas Solar Projects, LP.

8.	Through Fairfield Solar Holdings LLC.

9.	Through Malakoff Solar Holdings LLC.

10.	Through Talco Solar Holdings LLC.

11.	Through Mexia Solar Holdings LLC.

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